Exhibit 99.1

OneStream Announces Third Quarter 2024 Financial Results

BIRMINGHAM, Mich., Nov. 7, 2024 /PRNewswire/ -- OneStream, Inc. (Nasdaq: OS), the leading enterprise Finance management platform that modernizes the Office of the CFO by unifying core finance and operational functions -- including financial close, consolidation, reporting, planning and forecasting, today announced financial results for its third quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights

•
Total Revenue: $129.1 million, an increase of 21% year-over-year.
•
Subscription Revenue: $110.7 million, an increase of 39% year-over-year.
•
GAAP Loss / Income from Operations and Operating Margin: GAAP operating loss was $255.2 million compared to income of $7.0 million for the third quarter of 2023, and GAAP operating margin was (198)% compared to 7% for the third quarter of 2023. This included equity-based compensation expense of $260.0 million, compared to $1.4 million for the third quarter of 2023.
•
Non-GAAP Operating Income and Non-GAAP Operating Margin: Non-GAAP operating income was $5.5 million compared to income of $8.4 million for the third quarter of 2023, and non-GAAP operating margin was 4% compared to 8% for the third quarter of 2023.
•
Net Cash Provided by / Used in Operating Activities: Net cash provided by operating activities was $2.4 million compared to net cash used in operating activities of $4.4 million for the third quarter of 2023.
•
Free Cash Flow: Positive free cash flow of $1.3 million compared to negative free cash flow of $5.3 million for the third quarter of 2023.

“We posted strong third quarter results, led by 39 percent year-over-year growth in subscription revenue and positive free cash flow,” said Tom Shea, CEO, OneStream. "The market is ripe for what we do. As evidenced in our Finance 2035 initiative, CFOs are realizing that legacy technology and data overload are holding them back from becoming more strategic. Finance leaders are looking to OneStream to help them digitally transform, laying the foundation for our future growth.”

Recent Developments and Business Highlights

•
Splash EMEA User Conference. OneStream took its annual Splash User Conference to Copenhagen, where three new innovations were introduced: OneStream Navigation Center, which builds upon the advanced Narrative Reporting capabilities and streamlines access to reports and bookmarks critical audit and narrative documents in one place; OneStream AI-Powered Anomaly Detection , which is a pre-packaged AI method that helps finance leaders detect anomalies for data cleansing, consolidation, and reporting; and OneStream Solution Exchange offerings to support Tax Pillar 2 regulatory reporting.

•
Launched the Finance 2035 Initiative. Earlier this month OneStream launched the Finance 2035 Initiative (www.finance2035.com), a report and platform to foster dialogue on how the Office of the CFO is evolving and how CFOs can become more strategic. Through a partnership with academia, economists, and a survey of 2,000 global CFOs, CEOs, line of business executives and investors, the report examines what the next 10 years hold for businesses at large, and how external forces are both elevating and impacting the critical role played by CFOs in shaping that future.
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Leadership in IDC’s Record to Report MarketScape. IDC, a premier global market intelligence analyst group, recognized OneStream as a Leader in its inaugural Record to Report MarketScape report. The record-to-report process is a fundamental aspect of the financial reporting cycle; it is crucial for CFOs, investors, and shareholders as they provide a detailed and accurate account of a company's financial activities. OneStream was recognized as a Leader based on our capabilities, including reporting such as Microsoft Power BI, the OneStream Solution Exchange, a robust AI roadmap and Strategies among 9 vendors who were evaluated.
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Initial Public Offering. On July 25, 2024, the Company completed its initial public offering (the "IPO") of 28,175,000 shares of Class A common stock, including shares sold by the Company and the selling stockholders, and the full exercise of the underwriters' option to purchase additional shares. Net proceeds to OneStream from the offering were $352.9 million after deducting underwriting discounts and commissions.

Financial Outlook

OneStream is providing the following guidance for the fourth quarter of 2024 and the full year 2024:

	Q4'24	FY24
Total Revenue	$127M - $129M	$484M - $486M
Non-GAAP Operating Margin	0% - 2%	(2)% - (1)%
Non-GAAP Net Income per Share	$0.01 - $0.03	$0.06 - $0.08
Equity-Based Compensation	$50M - $55M	$315M - $320M

OneStream has not provided a reconciliation of its forward outlook for non-GAAP operating margin and non-GAAP net loss per share to their most directly comparable GAAP financial measures in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. OneStream is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate these non-GAAP financial measures, particularly related to equity-based compensation and its related tax effects.

Earnings Webcast Information

OneStream will host a conference call for analysts and investors to discuss its financial results for the third quarter of 2024 and its outlook for the fourth quarter of 2024 and full year 2024 today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time. A webcast replay will be available on the Investor Relations Section of OneStream's website following the call.

Date:	Thursday, November 7, 2024
Time:	4:30 p.m. ET / 1:30 p.m. PT
Webcast:	https://investor.onestream.com

Sessions offering a webcast will be available on the Investor Relations section of the OneStream website at https://investor.onestream.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our business strategy and future growth, and our guidance for total revenue, non-GAAP operating margin, non-GAAP net income per share and equity-based compensation for the fourth quarter ending December 31, 2024 and the year ending December 31, 2024. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. Some of these risks are described in greater detail in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which we expect to file with the SEC on or around the date of this press release. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements we may make. These factors may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to GAAP financial measures, this press release includes non-GAAP financial measures that we use to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. These non-GAAP financial measures include non-GAAP operating income, non-GAAP operating margin, non-GAAP net income per share and free cash flow, and their respective definitions are presented below.

There are limitations to the non-GAAP financial measures included in this press release, and they may not be comparable to similarly titled measures of other companies. The non-GAAP financial measures included in this press release should not be considered in isolation from or as a substitute for their most directly comparable GAAP financial measures. Our management believes that our non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting and analyzing future periods.

For a reconciliation of the non-GAAP financial measures presented for historical periods to their most directly comparable GAAP financial measures, please see the tables captioned "Reconciliation of Non-GAAP Financial Measures" included at the end of this press release. We encourage you to review the reconciliation in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-recurring items.

Non-GAAP Operating Income

We define non-GAAP operating income as income from operations adjusted for non-cash, non-operational and non-recurring items, including equity-based compensation expense, employer taxes on employee stock transactions, and amortization of acquired intangible assets.

Non-GAAP Operating Margin

We define non-GAAP operating margin as non-GAAP operating income as a percentage of total revenue.

Non-GAAP Net Income Per Share

We define non-GAAP net income as net (loss) / income adjusted for non-cash, non-operational and non-recurring items, including equity-based compensation expense, employer taxes on employee stock transactions, and amortization of acquired intangible assets. We define non-GAAP net income per share as non-GAAP net income divided by weighted-average shares outstanding.

Free Cash Flow

We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment.

About OneStream

OneStream is how today's Finance teams can go beyond just reporting on the past and Take Finance Further by steering the business to the future. It's the leading enterprise finance platform that unifies financial and operational data, embeds AI for better decisions and productivity, and empowers the CFO to become a critical driver of business strategy and execution.

We deliver a comprehensive cloud-based platform to modernize the Office of the CFO. Our Digital Finance Cloud unifies core financial and broader operational data and processes and embeds AI for better planning and forecasting, with an extensible architecture, so customers can adopt and develop new solutions, achieving greater value as their business needs evolve.

With over 1,500 customers, including 15% of the Fortune 500, more than 250 go-to-market, implementation, and development partners and over 1,400 employees, our vision is to be the operating system for modern finance. To learn more, visit onestream.com.

Investor Relations Contacts

INVESTOR CONTACT

Anne Leschin
VP, Investor Relations and Strategic Finance
OneStream
investors@onestreamsoftware.com

MEDIA CONTACT

Victoria Borges
Media Relations Contact
OneStream
media@onestreamsoftware.com

CONDENSED Consolidated Balance SheetS

(in thousands)

(Unaudited)

	As of
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$495,458	$117,087
Accounts receivable, net	113,525	107,308
Unbilled accounts receivable	23,753	31,519
Deferred commissions	19,238	17,225
Prepaid expenses and other current assets	11,504	13,098
Total current assets	663,478	286,237
Unbilled accounts receivable, noncurrent	1,291	2,009
Deferred commissions, noncurrent	42,421	41,030
Operating lease right-of-use assets	17,953	18,559
Property and equipment, net	10,513	10,266
Intangible assets, net	2,842	—
Goodwill	9,277	—
Other noncurrent assets	2,334	3,458
Total assets	$750,109	$361,559
Liabilities and stockholders' / members' equity
Current liabilities:
Accounts payable	$19,246	$8,274
Accrued compensation	23,333	22,436
Accrued commissions	6,702	10,158
Deferred revenue, current	205,801	177,465
Operating lease liabilities, current	3,318	2,505
Other accrued expenses and current liabilities	12,607	11,532
Total current liabilities	271,007	232,370
Deferred revenue, noncurrent	4,157	5,141
Operating lease liabilities, noncurrent	16,538	17,522
Other noncurrent liabilities	199	—
Total liabilities	291,901	255,033
Stockholders' / members' equity:
Members' interest	—	107,151
Preferred stock	—	—
Class A common stock	3	—
Class B common stock	—	—
Class C common stock	7	—
Class D common stock	13	—
Additional paid-in capital	630,354	—
Accumulated other comprehensive loss	(450)	(625)
Accumulated deficit	(299,885)	—
Total stockholders' equity attributable to OneStream, Inc. / members' equity	330,042	106,526
Non-controlling interests	128,166	—
Total stockholders' / members' equity	458,208	106,526
Total liabilities and stockholders' / members’ equity	$750,109	$361,559

CONDENSED Consolidated StatementS of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Subscription	$110,722	$79,419	$309,542	$215,340
License	11,734	19,495	24,818	32,939
Professional services and other	6,684	8,090	22,572	24,048
Total revenue	129,140	107,004	356,932	272,327
Cost of revenues:
Subscription(2)	32,386	19,366	82,007	53,247
Professional services and other(2)	32,015	10,159	53,397	30,769
Total cost of revenue	64,401	29,525	135,404	84,016
Gross profit	64,739	77,479	221,528	188,311
Operating expenses:
Sales and marketing(2)	162,700	42,226	263,225	136,241
Research and development(2)	83,040	13,859	119,916	39,614
General and administrative(2)	74,170	14,391	110,509	43,176
Total operating expenses	319,910	70,476	493,650	219,031
Loss from operations	(255,171)	7,003	(272,122)	(30,720)
Interest income, net	5,022	1,133	8,319	2,702
Other income (expense), net	772	(1,072)	2,263	(2,894)
(Loss) income before income taxes	(249,377)	7,064	(261,540)	(30,912)
(Benefit) provision for income taxes	(32)	300	614	770
Net (loss) income	$(249,345)	$6,764	$(262,154)	$(31,682)
Less: Net loss attributable to non-controlling interests	(77,402)	—	(77,402)	—
Net (loss) income attributable to OneStream, Inc.	$(171,943)	$6,764	$(184,752)	$(31,682)
Net loss per share of Class A and Class D common stock–basic and diluted(1)	(1.06)		(1.06)
Weighted-average shares of Class A and Class D common stock outstanding–basic and diluted(1)	160,300		160,300

(1) Represents net loss per share of Class A common stock and Class D common stock and weighted-average shares of Class A common stock and Class D common stock outstanding for the period following OneStream Inc.’s IPO and related reorganization transactions.

(2) Includes equity-based compensation expense as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Cost of subscription	$4,981	$—	$4,981	$—
Cost of professional services and other	21,886	—	21,886	15
Sales and marketing	114,713	459	115,987	3,582
Research and development	62,251	104	63,505	413
General and administrative	56,152	864	57,456	3,077
Total equity-based compensation	$259,983	$1,427	$263,815	$7,087

CONDENSED Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(262,154)	$(31,682)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,586	2,230
Noncash operating lease expense	2,303	1,669
Amortization of deferred commissions	15,206	12,661
Equity-based compensation	263,815	7,087
Other noncash operating activities, net	(1,402)	3,180
Changes in operating assets and liabilities:
Accounts receivable, net	967	(8,499)
Deferred commissions	(18,610)	(15,708)
Prepaid expenses and other assets	(1,395)	(6,407)
Accounts payable	15,720	(6,359)
Deferred revenue	27,349	33,298
Accrued and other liabilities	(8,371)	3,000
Net cash provided by (used in) operating activities	36,014	(5,530)
Cash flows from investing activities:
Purchases of property and equipment	(2,177)	(2,367)
Acquisition of business, net of cash acquired	(7,594)	—
Sales of marketable securities	—	87,339
Net cash (used in) provided by investing activities	(9,771)	84,972
Cash flows from financing activities:
Principal payments on finance lease obligation	—	(46)
Proceeds from initial public offering, net of underwriting discounts and commissions	409,598	—
Repurchase of LLC Units	(56,663)	—
Payments of deferred offering costs	(4,943)	—
Proceeds from option exercises	3,941	247
Repayments of borrowings on revolving credit facility	—	(3,500)
Net cash provided by (used in) financing activities	351,933	(3,299)
Effect of exchange rate changes on cash and cash equivalents	195	(94)
Net increase in cash and cash equivalents	378,371	76,049
Cash and cash equivalents - Beginning of period	117,087	14,687
Cash and cash equivalents - End of period	$495,458	$90,736

Reconciliation of non-GAAP FINANCIAL MEASURES

(Unaudited)

Non-GAAP Operating Income

	Three Months Ended September 30,
	2024	2023
	(in thousands)
(Loss) income from operations	$(255,171)	$7,003
Equity-based compensation expense	259,983	1,427
Employer taxes on employee stock transactions	393	—
Amortization of acquired intangible assets	275	—
Non-GAAP operating income	$5,480	$8,430

Non-GAAP Operating Margin

	Three Months Ended September 30,
	2024	2023
	(in thousands)
Operating margin	(198)%	7%
Equity-based compensation expense	201%	1%
Employer taxes on employee stock transactions	—	—
Amortization of acquired intangible assets	—	—
Non-GAAP operating margin(1)	4%	8%

(1) Non-GAAP operating margin may not foot due to rounding.

Free Cash Flow

	Three Months Ended September 30,
	2024	2023
	(in thousands)
Net cash provided by (used in) operating activities	$2,360	$(4,372)
Purchases of property and equipment	(1,077)	(923)
Free cash flow	1,283	(5,295)
Net cash used in investing activities	$(1,077)	$(831)
Net cash provided by financing activities	$352,978	$—